Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 15, 2010, Clean Diesel Technologies, Inc. (“Clean Diesel”), CDTI Merger Sub, Inc., a California corporation and wholly-owned subsidiary of CDTI, and Catalytic Solutions, Inc., a California corporation (“CSI”), consummated a business combination pursuant to the terms of the Agreement and Plan of Merger dated May 13, 2010, as amended by letter agreements dated September 1, 2010 and September 14, 2010 (the “Merger Agreement”). Pursuant to the Merger Agreement, CDTI Merger Sub, Inc. merged with and into CSI, and CSI became our wholly-owned subsidiary. We refer to this business combination as the “Merger.” Immediately prior to the Merger, and as contemplated by the Merger Agreement, Clean Diesel effected a one-for-six reverse stock split of its common stock. Following the consummation of the Merger, the holders of CSI securities (including the holders of its secured convertible notes discussed herein) and CSI’s financial advisor collectively hold approximately 60% of our outstanding common stock and Clean Diesel stockholders (including investors in its Regulation S offering discussed herein) hold the remaining 40% of our outstanding common stock.
The following unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission, and give effect to the Merger including related capital raise transactions discussed herein that closed at or prior to the time of the Merger, as well as the one-for-six reverse stock split. All share and per share amounts herein reflect the impact of the reverse stock split unless otherwise noted. For accounting purposes, CSI is considered to be acquiring Clean Diesel. Accordingly, under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (ASC) Topic 805, Business Combinations, CSI will record the purchase price based on the fair value of Clean Diesel’s outstanding equity at the acquisition date, with the deficit over the fair value of the acquired assets and liabilities being recorded as a transaction gain. The total estimated purchase price (consideration transferred) as described in Note 1 was measured on October 15, 2010, the acquisition date (which was the closing date of the Merger), using a closing price of $4.92 per share of Clean Diesel common on a post-split basis ($0.82 per share on a pre-split basis).
For purposes of this unaudited pro forma condensed combined financial data, Clean Diesel has made preliminary estimates of the purchase consideration and the values of the assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair values. The purchase accounting is provisional pending certain items including: receipt of the valuation on intangible assets and purchase consideration and determination of Clean Diesel’s closing balance sheet.
The unaudited pro forma condensed combined financial data is based on the historical financial statements of Clean Diesel and CSI, adjusted to give effect to the acquisition of Clean Diesel by CSI for accounting purposes and the accounting impact of their respective capital raise transactions. The pro forma adjustments are described in the accompanying notes.
The unaudited pro forma condensed combined balance sheet as of September 30, 2010 gives effect to the proposed Merger and capital raise transactions as if they occurred on September 30, 2010, and combines the historical balance sheets of Clean Diesel and CSI as of September 30, 2010.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 are presented as if the Merger and capital raise transactions were consummated on January 1, 2009, and combines the historical results of Clean Diesel and CSI for the nine months ended September 30, 2010, and the twelve months ended December 31, 2009, respectively. For purposes of the pro forma condensed statement of operations, the secured convertible notes are converted to equity at January 1, 2009; therefore, there are no resulting pro forma adjustments related to the secured convertible notes that impact the pro forma net income for the nine months ended September 30, 2010 or the twelve months ended December 31, 2009. Likewise, the Clean Diesel capital raise involved the issuance of equity and there are no resulting pro forma adjustments that impact the pro forma net income for the nine months ended September 30, 2010 or the twelve months ended December 31, 2009.

This unaudited pro forma condensed financial data has been prepared for illustrative purposes only and is not indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Clean Diesel and CSI been a combined company during the periods presented or had Clean Diesel and CSI completed their capital raise transactions on the dates noted above. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this current report on Form 8-K and are subject to change. This unaudited pro forma condensed financial data including the notes hereto should be read in conjunction with Clean Diesel’s historical consolidated financial statements and accompanying notes as of and for the nine month period ended September 30, 2010 included in its quarterly report on Form 10-Q, and as of and for the year ended December 31, 2009 included in its annual report on Form 10-K, as well as CSI’s historical consolidated financial statements and accompanying notes as of and for the nine month period ended September 30, 2010 included elsewhere in this current report on Form 8-K, and as of and for the year ended December 31, 2009, included in Clean Diesel’s registration statement on Form S-4/A filed with the Securities and Exchange Commission on September 23, 2010 (the “Registration Statement”).
As required, the unaudited pro forma condensed financial data includes adjustments that give effect to the events that are (i) directly attributable to the Merger; (ii) expected to have a continuing impact and (iii) factually supportable. The unaudited pro forma condensed combined statements of operations do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the Merger. Merger expenses are expensed as incurred in accordance with applicable accounting rules regarding business combinations.

CLEAN DIESEL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2010

						Pro Forma
				Business		Clean Diesel
	Clean Diesel	Catalytic		Combination		Technologies, Inc.
	Technologies, Inc.	Solutions, Inc.		Pro Forma		For Business
(Amounts in thousands, except share data)	Historical	Historical	Subtotal	Adjustments		Combination
Assets
Current assets:
				$1,000	(a)
Cash and cash equivalents	$3,525	$1,895	$5,420	2,000	(b)	$8,420
Trade accounts receivable, less allowance for doubtful accounts	198	5,240	5,438	—		5,438
Inventories	907	4,707	5,614	—		5,614
Prepaid expenses and other current assets	172	1,944	2,116	—		2,116

Total current assets	4,802	13,786	18,588	3,000		21,588
Property and equipment, net	219	2,634	2,853			2,853
Intangible assets, net	968	4,118	5,086	2,782	(d)	7,868
Goodwill	—	4,339	4,339	—		4,339
Other assets	56	245	301	—		301

Total assets	$6,045	$25,122	$31,167	$5,782		$36,949

Liabilities and stockholders’ equity
Current liabilities:
Line of credit	$—	$2,577	$2,577	$—		$2,577
Current portion of long-term debt	—	3,000	3,000	—		3,000
Secured convertible notes	—	3,620	3,620	(3,620	)(c)	—
Accounts payable	665	4,811	5,476	(599	)(e)	4,877
				230	(e)
				1,350	(f)
Accrued expenses	563	5,413	5,976	689	(i)	8,245
Income taxes payable	—	624	624	—		624

Total current liabilities	1,228	20,045	21,273	(1,950)		19,323
Long-term debt	—	53	53	—		53
Deferred tax liability	—	1,353	1,353	—		1,353

Total liabilities	1,228	21,451	22,679	(1,950)		20,729

Stockholders’ equity:
				(14	)(g)
				15	(h)
Clean Diesel common stock par value $0.01 per share	14	—	14	23	(j)	38
Historical authorized 2,000,000 shares; issued and outstanding 1,368,906 shares	—	—	—	—		—
Pro forma authorized 5,183,333 shares; issued and outstanding 3,788,354 shares	—	—	—	—		—
Catalytic Solutions Class A common stock no par value	—	—	—	—		—
Historical: Authorized 85,000,000 shares; issued 76,223,996 shares and outstanding 69,761,902 shares	—	—	—	—		—
Pro Forma: Authorized 85,000,000 shares; issued 76,223,996 shares and outstanding none	—	156,350	156,350	(156,350	)(j)	—
				2,000	(b)
				3,620	(c)
Catalytic Solutions Class B common stock no par value	—	—	—	(5,620	)(j)	—
Historical: Authorized 185,000,000 shares; issued and outstanding none	—	—	—	—		—
Pro Forma: Authorized 185,000,000 shares ; issued 150,443,943 shares and outstanding none	—	—	—	—		—
Catalytic Solutions treasury stock at cost Historical (60,000 shares)	—	(100)	(100)	100	(j)	—
				1,000	(a)
				820	(e)
				(75,846	)(g)
				7,683	(h)
				(689	)(i)
Additional paid in capital	74,846	—	74,846	161,847	(j)	169,661
Accumulated other comprehensive loss	(407)	(543)	(950)	407	(g)	(543)
				101	(d)
				(451	)(e)
				(550	)(f)
Accumulated deficit	(69,636)	(152,036)	(221,672)	69,636	(g)	(152,936)

Total stockholders’ equity	4,817	3,671	8,488	7,732		16,220

Total liabilities and stockholders’ equity	$6,045	$25,122	$31,167	$5,782		$36,949

Book value per share	$3.52	$0.05				$4.28

Equivalent book value per share						$0.03

See accompanying notes to unaudited pro forma condensed combined balance sheet.

CLEAN DIESEL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

						Pro Forma
				Business		Clean Diesel
	Clean Diesel	Catalytic		Combination		Technologies, Inc.
	Technologies, Inc.	Solutions, Inc.		Pro Forma		For Business
(Amounts in thousands, except per share data)	Historical	Historical	Subtotal	Adjustments		Combination

Revenues	$1,397	$36,310	$37,707	$—		$37,707
Cost of revenues	816	27,012	27,828	—		27,828

Gross margin	581	9,298	9,879	—		9,879

Operating expenses:
Sales and marketing	—	2,350	2,350	—		2,350
Research and development	244	3,207	3,451	—		3,451
				(140	)(k)
General and administrative	3,073	6,066	9,139	313	(l)	9,312
Severance expense	(163)	15	(148)	—		(148)
Recapitalization expense	1,272	1,496	2,768	—		2,768
Gain on sale of intellectual property	—	(3,900)	(3,900)	—		(3,900)

Total operating expenses	4,426	9,234	13,660	173		13,833

(Loss) income from operations	(3,845)	64	(3,781)	(173)		(3,954)

Other income (expense):
Interest income	93	4	97	—		97
Interest expense	—	(2,165)	(2,165)	—		(2,165)
Other	(67)	(709)	(776)	—		(776)

Total other income (expense)	26	(2,870)	(2,844)	—		(2,844)

Loss from continuing operations before income taxes	(3,819)	(2,806)	(6,625)	(173)		(6,798)
Income tax expense from continuing operations	—	457	457	—		457

Net loss from continuing operations	$(3,819)	$(3,263)	$(7,082)	$(173)		$(7,255)

Basic and diluted loss per share:

Net loss from continuing operations	$(2.80)	$(0.05)				$(1.92)

Weighted average number of common shares outstanding:

Basic and diluted	1,365	69,762				3,788

Equivalent basic and diluted loss per share						$(0.02)

Cash dividends per share	$—	$—				$—

See accompanying notes to unaudited pro forma condensed combined balance sheet.

CLEAN DIESEL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009

						Pro Forma
				Business		Clean Diesel
	Clean Diesel	Catalytic		Combination		Technologies, Inc.
	Technologies, Inc.	Solutions, Inc.		Pro Forma		For Business
(Amounts in thousands, except per share data)	Historical	Historical	Subtotal	Adjustments		Combination

Revenues	$1,221	$50,514	$51,735	$—		$51,735
Cost of revenues	801	38,547	39,348	—		39,348

Gross margin	420	11,967	12,387	—		12,387

Operating expenses:
Sales and marketing	—	3,577	3,577	—		3,577
Research and development	386	7,257	7,643	—		7,643
				(184	)(k)
General and administrative	6,280	8,903	15,183	417	(l)	15,416
Severance expense	958	1,429	2,387			2,387
Recapitalization expense	—	1,258	1,258			1,258
Gain on sale of intellectual property	—	(2,500)	(2,500)			(2,500)

Total operating expenses	7,624	19,924	27,548	233		27,781

(Loss) income from operations	(7,204)	7,957	(15,161)	(233)		(15,394)

Other income (expense):
Interest income	245	18	263	—		263
Interest expense	100	(2,304)	(2,204)	(1,342	)(n)	(3,546)
Other	112	(291)	(179)	(118	)(m)	(297)

Total other income (expense)	457	(2,577)	(2,120)	(1,460)		(3,580)

Loss from continuing operations before income taxes	(6,747)	(10,534)	(17,281)	(1,693)		(18,974)
Income tax benefit from continuing operations	—	(1,036)	(1,036)	—		(1,036)

Net loss from continuing operations	$(6,747)	$(9,498)	$(16,245)	$(1,693)		$(17,938)

Basic and diluted loss per share:

Net loss from continuing operations	$(4.97)	$(0.14)				$(4.74)

Weighted average number of common shares outstanding:

Basic and diluted	1,358	69,762				3,788

Equivalent basic and diluted loss per share						$(0.04)

Cash dividend per share	$—	$—				$—

See accompanying notes to unaudited pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. The Merger, Capital Raise Transactions and Basis of Presentation
On October 15, 2010, Clean Diesel and CSI completed their Merger, under which a wholly-owned subsidiary of Clean Diesel merged with and into CSI, with CSI becoming a wholly-owned subsidiary of Clean Diesel. Pursuant to the Merger, Clean Diesel issued 2,278,014 shares of common stock of Clean Diesel on post split basis, par value $0.01 per share, in exchange for all outstanding shares of common stock of CSI.
Because CSI stockholders will own a majority of the voting stock of the combined company, CSI will assume key management positions and CSI will hold a majority of the board of directors seats upon closing of the Merger, CSI is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition in accordance with FASB Accounting Standards Codification (ASC) Topic 805, Business Combinations. Accordingly, the assets and liabilities of Clean Diesel will be recorded as of the Merger closing date at their estimated fair values.
On October 15, 2010, prior to the completion of the Merger, pursuant to binding commitment letters from investors in Clean Diesel’s Regulation S private placement described in the Registration Statement, Clean Diesel sold units consisting of 109,020 shares of common stock on a post-split basis and warrants to purchase 166,666 shares of common stock on a post-split basis for approximately $1,000,000 in cash before commissions and expenses. The warrants issued in Clean Diesel’s Regulation S private placement have an exercise price of $7.92 on a post-split basis and expire on the earlier of (i) October 15, 2013 (the third anniversary of the effective time of the Merger) and (ii) the date that is 30 days after Clean Diesel gives notice to the warrant holder that the market value of one share of the common stock has exceeded 130% of the exercise price of the warrant for 10 consecutive days.
On June 2, 2010, CSI entered into agreements with a group of accredited investors providing for the sale of $4,000,000 of secured convertible notes (the Notes). The Notes bore interest at a rate of 8% per annum and provided for a maturity date of August 2, 2010. Under the agreements, $2,000,000 of the Notes were issued by CSI in four equal installments ($500,000 on each of June 2, 2010, June 8, 2010, June 28, 2010 and July 12, 2010), with the remaining $2,000,000 issued on October 15, 2010 (after all conditions precedent to the closing of the Merger were satisfied or waived (among other items)). Under the terms of the Notes, the $4,000,000 was converted into 150,434,943 shares of newly created CSI “Class B” common stock immediately prior to the Merger. At the effective time of the Merger, this group of accredited investors received 150,434,943 shares of CSI’s Class B common stock, which was converted into approximately 66.0066% of the aggregate shares of Clean Diesel issued in the Merger. Each share of CSI Class B common stock was then exchanged for approximately 0.01004 shares of Clean Diesel common stock (whereas each share of CSI Class A common stock was exchanged for 0.007888 shares of Clean Diesel common stock and warrants to purchase 0.006454 shares of Clean Diesel common stock), which exchange ratio provided this group of accredited investors approximately 66.0066 of the aggregate shares of Clean Diesel issued in the merger. No fractional shares (or warrants to purchase fractional shares) were issued by Clean Diesel.
The unaudited pro forma condensed balance sheet as of September 30, 2010 includes pro forma adjustments to give effect to the accounting impact of the Merger and capital raise transactions described above as if they occurred on September 30, 2010.
The unaudited pro forma condensed statement of operations for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 include adjustments to give effect to the Merger and capital raise transactions as if such transactions occurred on January 1, 2009.
2. Estimate of Consideration Expected to Be Transferred
The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the acquisition. The closing market price of Clean Diesel’s common stock as of the Merger date October 15, 2010 of $4.92 on a post-split basis was used. Clean Diesel believes this method provides the most reliable determination of fair value for the purposes of the unaudited pro forma condensed combined financial statements.

The following is a preliminary estimate of consideration expected to be transferred to effect the Merger:

Fair value of Clean Diesel outstanding common stock at October 15, 2010	$6,735,000
Fair value of Clean Diesel shares issued to accredited investors	536,000
Fair value of Clean Diesel shares issued to Innovator Capital	159,000
Fair value of Clean Diesel stock options and warrants outstanding at October 15, 2010	17,000
Estimated fair value of Clean Diesel warrants issued to Innovator Capital and accredited investors	251,000

Total purchase consideration	$7,698,000

On October 15, 2010, prior to the issuance of shares in the Merger and the issuance of shares in its Regulation S offering and to Innovator Capital, Clean Diesel had 1,368,906 shares of common stock outstanding on a post-split basis. The purchase consideration includes 109,020 shares issued immediately prior to closing to accredited investors and 32,414 shares issued to Innovator Capital, Clean Diesel’s financial advisor, as a transaction fee for their services in connection with the Merger. The fair value of Clean Diesel common stock used in determining the purchase price was $4.92 per share based on the $0.82 per share pre-split closing price on NASDAQ on October 15, 2010.
The estimated fair value of warrants to purchase a total of 181,529 shares of Clean Diesel common stock issued to Innovator Capital and accredited investors is $1.38 per warrant determined using the Black-Scholes Model. The warrants have a strike price of $7.92 per share on a post-split basis. The warrants also include a provision that they expire 30 days after a period where the Clean Diesel closing stock price exceeds 130% of the warrant exercise price for 10 consecutive days. As of November 9, 2010, the market value of one share of CDTI common stock has exceeded 130% of the exercise price of the warrant for 10 consecutive days but no such notice has been given. To value these warrants, the Black-Scholes Model was used with Clean Diesel’s stock price of $4.92 on October 15, 2010, a volatility of 59.9%, a risk free rate of 1.25% and a term of 3 years.
Clean Diesel estimated that professional fees and employee expenses related to the Merger were $4,179,000 with $1,350,000 to be incurred after the balance sheet date of September 30, 2010. These costs include fees for legal, accounting, and other direct costs necessary to complete the transaction. The estimated $1,350,000 of transaction costs remaining at September 30, 2010 consist of $800,000 of costs expected to be incurred by Clean Diesel and $550,000 of costs expected to be incurred by CSI. Clean Diesel’s $800,000 of professional and employee expenses are in addition to the shares and warrants to be issued to Innovator Capital, and these costs are included in liabilities to be assumed by CSI in the Merger. In addition, these costs include other direct costs of approximately $500,000 incurred related to employee retention and success bonuses as a result of successful completion of the transaction.
Transaction fees of CSI are expensed as incurred in accordance with applicable accounting rules regarding business combinations. In addition to the $550,000 of professional and employee expenses, CSI’s financial advisor, Allen & Company LLC, received 166,666 shares of Clean Diesel on a post-split basis and warrants to purchase an additional 166,666 shares of Clean Diesel on a post-split basis. The estimated fair value of such shares and warrants related to the closing of the Merger, which totaled $1,050,000, of which $599,000 has been accrued at September 30, 2010, related to the closing of the Merger will be expensed upon closing of the Merger in October 2010.

3. Preliminary Allocation of Consideration Transferred to Net Assets Acquired
Under the acquisition method of accounting, the total purchase consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Clean Diesel based on their estimated fair values as of the Merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed is recorded to goodwill, and any shortfall is recorded as a gain on transaction. The preliminary allocation of the purchase consideration, as shown above, to the acquired tangible and intangible assets and assumed liabilities of Clean Diesel based on the estimated fair values on October 15, 2010, is as follows:

Cash and cash equivalents (1)	$4,525,000
Accounts receivable and other assets	426,000
Inventory (2)	907,000
Fixed assets	219,000
Intangible assets:
Customer relationships	180,000
Trade name	948,000
Patents	2,352,000
In-process research and development	270,000

Total assets acquired	9,827,000
Liabilities assumed	(1,228,000)
Merger related liabilities	(800,000)

Net assets acquired	7,799,000

Gain on transaction	(101,000)

Total preliminary purchase price allocation	$7,698,000

(1)	Includes $1,000,000 of cash received by Clean Diesel upon closing of sale of stock and warrants to accredited investors in its Regulation S offering described in note 4(a) below.

(2)	Assumed carrying value equals fair value.
A preliminary valuation of the intangible assets of Clean Diesel has been made. Each of the intangible assets and the methodology for the preliminary valuation is presented below.
Valuation of Customer Relationships
The ability to use Clean Diesel’s relationships with its clients provides the acquirer with a business advantage that is distinct and separable from the goodwill acquired. The presence of a loyal customer base provides management with the opportunity to sell additional products into the base, and further leverage cost efficiencies. Customer relationships are valued using the income approach excess earnings method, based on the operating profit of the expected revenue, less applicable capital charges for the use of assets. Key assumptions used in this valuation were a revenue growth rate of approximately 3% and an annual customer attrition of 50%.
Valuation of Trademarks and Tradenames
The fair value of the acquired trademarks or tradenames is the relief from the royalty method. Under this method, the subject trademark is valued by reference to the amount of royalty income it could generate if it were licensed, in an arm’s-length transaction, to a third party. Typically, a sample of a comparable arm’s-length royalty or license agreement is selected that reflects similar risk and return investment characteristics with the subject trademark or tradename. The royalty rate selected is then multiplied by the net revenue expected to be generated by the trademark or tradename over the course of the assumed life of the trademark or tradename. The product of the royalty rate times the revenue is an estimate of the royalty income that could be generated, hypothetically, by licensing the subject trademark or tradename. Therefore, in selecting a royalty rate for trademarks and tradenames, consideration was given to the products and Clean Diesel’s reputation in the marketplace, the historical and projected operating profitability of the business and relative importance of the name(s) compared to other factors driving profitability. It was determined that the primary driver of operating margins is resident in the products technological features and capabilities. Therefore, the value of the trademarks and tradenames would be relatively small in comparison to these factors. As such, a royalty rate of 1.5% was used.
Valuation of Patented Technology
To value the patent portfolio/patented technology assets, the income approach relief from royalty method was used, similar to that of the trademarks and tradenames. As noted earlier, market transactions involving licensing rates for similar technology as well as the profit split method were considered.
An examination of licensing royalty rates for similar technology was made using information provided by Royalty Source® Intellectual Property Database, a third party reporting service. The search of their database resulted in 5 guideline license transactions for patents in similar technologies. The royalty rates paid ranged between 3.0% and 7.0%. The median transaction had a royalty rate of 4.0%, while the average transaction had a royalty rate of 4.5%. Based on this information, a royalty rate of 4.0% was used.

Valuation of In-Process Technology
The fair value of in-process technology was calculated using the income approach multi-period excess earnings method, which is the same method used to value customer relationships. In addition, taken into account were the costs to complete of $250,000 for Clean Diesel’s IPR&D project expected to be launched by the end of 2010.
The final determination of the allocation of purchase consideration was based on the estimated fair values of the tangible and intangible assets acquired and liabilities assumed at the date of the closing of the Merger.
4. Pro Forma Adjustments
(a)	In May 2010, Clean Diesel received commitment letters from a group of accredited investors providing for the sale of units consisting of 109,020 shares of Clean Diesel’s common stock and warrants to purchase 166,666 shares of Clean Diesel’s common stock, each on a post-split basis, for a total purchase price of $1,000,000, which closed immediately prior to the closing of the Merger. This adjustment assumes the issuance of Clean Diesel units consisting of the stock and warrants and the receipt of $1,000,000 cash from the investors. This amount is reflected as part of the outstanding Clean Diesel equity in the calculation of the estimated purchase consideration described in note 2.

(b)	To reflect funding of the final $2,000,000 of secured convertible notes that were issued by CSI immediately prior to the Merger.

(c)	This adjustment reflects conversion of the Notes upon closing of the Merger. Refer to further discussion of the Notes in note 1.

(d)	To record the estimated fair value of the acquired intangible assets totaling $3,750,000 as more fully described in note 3. This adjustment also reverses the net book value of Clean Diesel’s pre-Merger intangible assets totaling $968,000, resulting in a net adjustment of $2,782,000. In addition, this adjustment records a gain on transaction as an adjustment to accumulated deficit of $101,000, calculated using the acquisition method of accounting more fully described in note 3. This gain has not been reflected on the pro forma condensed statement of operations as it is non-recurring in nature.

(e)	To record CSI’s Merger costs related to the issuance of shares and warrants to CSI’s financial advisor, Allen & Company LLC upon closing of the Merger as more fully described in note 2. These costs have not been reflected on the pro forma condensed statements of operations as they are non-recurring in nature. These shares, reflected as paid in capital, and warrants, reflected as accrued expense, have an estimated fair value of $820,000 and $230,000, respectively for a total of $1,050,000. Additionally, this adjustment reflects a reduction to accounts payable of $599,000 for such costs incurred and accrued prior to September 30, 2010 which results in a net reduction to accumulated deficit of $451,000. The warrants are classified as liabilities as their expected terms could compel cash settlement.

(f)	To record an increase to Merger-related liabilities for CSI’s and Clean Diesel’s estimated professional and employee related Merger costs totaling $1,350,000 not already incurred by CSI and Clean Diesel as of September 30, 2010. These costs, as more fully described in note 2, have not been reflected on the pro forma condensed statements of operations as they are non-recurring in nature. Merger related costs include fees payable to investment bankers, legal and accounting services, NASDAQ and other regulatory fees, printing, proxy solicitation and other costs, including an estimated $500,000 expected to be incurred related to employee retention and success bonuses as a result of successful completion of the transaction. Clean Diesel’s transaction costs of $800,000 will be incurred prior to the Merger and are reflected as an accrued expense in the allocation consideration transferred in note 3. CSI’s transaction costs of $550,000 are reflected as an increase to accumulated deficit as they will be an expense of the combined entity.

(g)	To eliminate the pro forma Clean Diesel equity account balances upon closing the Merger at September 30, 2010.

(h)	To reflect issuance of purchase consideration of $7,698,000 as more fully described in note 2 representing 1,510,340 shares on a post-split basis at par value of $0.01 or $15,000 with the remaining $7,683,000 reflected as additional paid-in capital.

(i)	To record an accrued liability for $689,000 representing the estimated fair value of the warrants to purchase 499,917 shares of Clean Diesel on a post-split basis issued (or reserved for issuance) to CSI equity holders upon closing of the Merger. This transaction has been reflected as a distribution to the shareholders of the accounting acquirer and, accordingly, a reduction of shareholders’ equity. The warrants are classified as liabilities as they are expected to have ongoing registration requirements, which could compel cash settlement.

(j)	To recast CSI’s historical Class A common stock and CSI’s Class B common stock capital accounts to reflect the appropriate post-Merger paid in capital of Clean Diesel.

Summary of Pro Forma Adjustments to Additional Paid in Capital

The Summary of pro forma adjustments to additional paid in capital reflect the impact of the business combination and associated transactions more fully described above:

Historical value of CSI’s outstanding shares including conversion of Notes	$161,870
Fair value of shares held by Clean Diesel shareholders	7,698
Fair value of 166,666 shares issued to Allen & Company LLC as a Merger cost	820
Estimated fair value of 499,917 warrants issued (or reserved for issuance) to CSI equity holders recorded as a distribution	(689)
Less: amount attributable to par value of shares	(38)

$169,661

Statements of Operations Adjustments
(k)	To eliminate historical Clean Diesel depreciation and amortization expense of $140,000 for the nine months ended September 30, 2010 and $184,000 for the twelve months ended December 31, 2009.
(l)	To record amortization expense based on the preliminary estimated fair values of the underlying intangible assets to be acquired amortized over their estimated useful lives as follows:

			Amortization Expense
			Nine months	Twelve months
		Estimated	ended	ended
	Fair value	useful life	September 30, 2010	December 31, 2009

Customer relationships	$180,000	3	$45,000	$60,000
Trade names	948,000	10	71,000	95,000
Patents	2,352,000	10	177,000	235,000
In process research and development	270,000	10	20,000	27,000

	$3,750,000		$313,000	$417,000

(m)	To record the adjustment to of the carrying value of the financial instruments embedded in the convertible notes to their final intrinsic value.

(n)	This adjustment reflects additional non-cash interest expense of $1,342,000 for an embedded beneficial conversion feature included in the Notes. The beneficial conversion is calculated as the intrinsic value of the conversion feature at the loan commitment date, but is limited to the amount of proceeds allocated to the Notes of $1,342,000. The proceeds allocated to the Notes represent the $2,000,000 cash proceeds less the proceeds allocated to the contingent equity forward valued of $658,000. The beneficial conversion feature was contingent on CSI’s shareholders approval of amendments to the Articles of Incorporation and is recorded at the time of such approval. The necessary approvals were obtained October 12, 2010.

5. Pro Forma Loss Per Share
Historical weighted average shares outstanding for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 includes Clean Diesel’s and CSI’s historical weighted average shares outstanding of 1,364,228 and 69,761,902, respectively.
The pro forma Clean Diesel Technologies, Inc. weighted average shares outstanding for the nine months ended September 30, 2010, and the twelve months ended December 31, 2009, include the following:

Post-Reverse
Split
Clean Diesel shares outstanding	1,368,906
New shares issued in connection with the Merger to CSI shareholders and Allen & Company LLC	2,278,014
New shares issued to accredited investors	109,020
New shares issued to Innovator Capital	32,414

Total	3,788,354

Diluted weighted average shares outstanding at September 30, 2010 and December 31, 2010 exclude the anti-dilutive impact of approximately 1,081,558 and 1,103,290 warrants and options, each on a post-split basis, outstanding at the time of the closing of the Merger, respectively.
Equivalent Pro Forma Clean Diesel Technologies, Inc.
The equivalent pro forma loss per share amounts are calculated by multiplying the pro forma Clean Diesel Technologies, Inc. per share amounts by the CSI Class A common stock exchange ratio of 0.007888. For the nine months ended September 30, 2010 equivalent pro forma loss per share is ($0.02) calculated by multiplying the pro forma basic and diluted loss per share of ($1.92) by the Class A conversion ratio of 0.007888. For the twelve months ended December 31, 2009 equivalent pro forma loss per share is ($0.04) calculated by multiplying the pro forma basic and diluted loss per share of ($4.74) by the Class A conversion ratio of 0.007888.
6. Book Value per Share
Book value per share is calculated by dividing company shareholders’ equity by common shares outstanding at the end of the period. The equivalent pro forma book value per share is calculated by multiplying the pro forma Clean Diesel Technologies, Inc. per share amount by the CSI Class A common stock exchange ratio of 0.007888.